UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chair

On February 23, 2022, the board of directors (the “Board”) of Aspira Women’s Health Inc. (the “Company”) appointed Valerie B. Palmieri as its Executive Chairperson, effective as of March 1, 2022.

In connection with Ms. Palmieri’s transition to Executive Chairperson, on February 24, 2022, the Company and Ms. Palmieri entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) effective March 1, 2022. Pursuant to the Amended and Restated Employment Agreement, the Company will employ Ms. Palmieri for a one-year term concluding on March 1, 2023 (the “Term”), and will pay Ms. Palmieri an annual base salary of $450,000. The Term may be extended by the Company for an additional year upon 30 days’ notice prior to the scheduled end of the Term. In addition, under the Amended and Restated Employment Agreement, Ms. Palmieri will be eligible for a bonus of up to 75% of her base salary payable on or before February 28, 2022, with the amount to be determined by mutual agreement of performance goals by Ms. Palmieri and the Board. Ms. Palmieri is required to provide the Company with at least 60 days’ notice of her resignation for any reason, and if Ms. Palmieri’s employment is terminated by the Company without cause (as defined in the Amended and Restated Employment Agreement), she is entitled to 60 days’ prior written notice of such termination. No notice is required if Ms. Palmieri’s employment concludes upon the expiration of the Term or if the Company terminates her employment for cause.

If Ms. Palmieri’s employment concludes before the end of the Term (other than a termination by the Company for cause), and provided that she complies with certain requirements (including signing a standard separation agreement) under the Amended and Restated Employment Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period following the date of termination through March 1, 2023; (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of March 1, 2023 or the time that she obtains employment with reasonably comparable or greater health and dental benefits; and (iii) she will have the right to exercise any and all of her options to purchase Company common stock that had vested upon termination of employment until March 1, 2024, unless, by mutual agreement of Ms. Palmieri and the Company, she is in position of material, non-public information, in which case the period to exercise such options shall be extended by an additional six months (in all cases, subject to earlier expiration at the end of the option’s original term or Ms. Palmieri’s breach of the Amended and Restated Employment Agreement or other agreement with the Company). If Ms. Palmieri’s employment ends due to her termination for cause or upon the expiration of the Term, Ms. Palmieri will not be entitled to any severance from the Company. Finally, the Amended and Restated Employment Agreement provides that if Ms. Palmieri resigns her employment or her employment is terminated without cause, in either case following a change of control (as defined in the Amended and Restated Employment Agreement) during the Term, then, in addition to the severance obligations due to Ms. Palmieri as described above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term).

Under the Amended and Restated Employment Agreement, Ms. Palmieri is subject to a non-competition and a non-solicitation covenant, in each case, for one year following termination of her employment.

The foregoing description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of President and Chief Executive Officer

On February 23, 2022, the Board appointed Nicole Sandford, a current director on the Board, as the Company’s President and Chief Executive Officer, effective as of March 1, 2022. As such, Ms. Sandford will serve as principal executive officer, and she will continue to serve in her role as director on the Board.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Sandford and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Sandford and any other person pursuant to which she was appointed as an officer of the Company. Ms. Sandford does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Pursuant to the terms of an employment agreement, executed on February 24, 2022, and effective on March 1, 2022 (the “Employment Agreement”), between the Company and Ms. Sandford, the Company will employ Ms. Sandford for a one-year term concluding on February 28, 2023 (the “Employment Agreement Term”) and will pay Ms. Sandford an annual base salary of $500,000. In addition, Ms. Sandford will be eligible for a discretionary bonus payable no later than March 15, 2023, with the amount to be determined by the Board in its sole and absolute discretion, and during the term of her employment, Ms. Sandford will be entitled to the Company’s standard benefits covering employees at her level. Pursuant to the Employment Agreement, Ms. Sandford is required to provide the Company with at least 60 days’ notice of her resignation for any reason, and her resignation date must be no earlier than August 31, 2022. If Ms. Sandford’s employment is terminated by the Company without cause (as defined in the Employment Agreement), she is entitled to 60 days’ prior written notice of such termination and the termination date must be no earlier than August 31, 2022. No notice is required if Ms. Sandford’s employment concludes upon the expiration of the Employment Agreement Term or if the Company terminates her employment for cause. Other than the foregoing notice obligation, Ms. Sandford is not entitled to any severance payments under the Employment Agreement.

The Employment Agreement provides that Ms. Sandford will be granted a series of stock option awards, each with respect to 5,000 shares of Company common stock, on the first trading day of each calendar month during the Employment Agreement Term, subject to the terms and conditions of the Company’s 2019 Stock Incentive Plan and a stock option award agreement in a form substantially similar to that used by the Company for other senior executives of the Company (the “Options”). Each Option shall have a per share exercise price equal to the closing price per share of Company common stock as of the applicable grant date and shall become vested and exercisable on the last day of the calendar month in which the Option was granted, subject to Ms. Sandford’s continued employment by the Company as President and Chief Executive Officer through such vesting date. The Employment Agreement further provides that if her employment is terminated by the Company without cause, no Option shall expire earlier than the earliest to occur of (i) the first anniversary of the date of her termination of employment as President and Chief Executive Officer, (ii) the date on which such Option would have expired if her employment had continued through the full term of such Option set forth under the Company’s 2019 Stock Incentive Plan and (iii) the date on which she breaches the Employment Agreement or any other agreement between Ms. Sandford and the Company or any of its affiliates.

The Employment Agreement provides that, subject to re-election by the Company’s stockholders, Ms. Sandford shall remain a member of the Board and eligible to continue to serve on the Board upon the termination of her employment with the Company, provided that she meets any applicable independence and eligibility requirements as determined by Nasdaq listing standards or other regulatory or legal requirements.

Under the Employment Agreement, Ms. Sandford is subject to a non-competition covenant during the term of her employment with the Company and for one year following the termination of her employment with the Company. Ms. Sandford is also subject to a non-solicitation covenant for 12 months following the termination of the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Appointment of Director

On February 23, 2022, the Board appointed Celeste Fralick, Ph.D. as a director, effective immediately, filling a vacant seat on the Board. Dr. Fralick will serve as a director until the Company’s 2023 annual meeting of stockholders. Dr. Fralick was also appointed to the Audit Committee of the Board. The Board has determined that Dr. Fralick meets the independence requirements of the Nasdaq listing standards and applicable Securities and Exchange Commission (“SEC”) regulations.

There are no arrangements or understandings between Dr. Fralick and any other person pursuant to which she was appointed to the Board. Dr. Fralick does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Fralick will receive non-employee director compensation in accordance with the Company’s standard director compensation program.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2022, the Board adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective as of February 23, 2022. The Amended and Restated Bylaws modify Section 3.4 of the previous amended and restated bylaws of the Company to provide that if the chair of the Board is not one of the directors who has been determined by the Board to be an “independent director” (any such director, an “Independent Director”), the Independent Directors will select a lead director from among the Independent Directors.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 28, 2022, the Company issued a press release to announce Dr. Fralick’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Aspira Women’s Health Inc., effective February 23, 2022
10.1	Amended and Restated Employment Agreement between Aspira Women’s Health Inc. and Valerie B. Palmieri effective March 1, 2022*
10.2	Employment Agreement between Aspira Women’s Health Inc. and Nicole Sandford effective March 1, 2022*
99.1	Press Release issued by Aspira Women’s Health Inc. on February 28, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: February 28, 2022	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer